Exhibit 99.1

ORBSAT APPOINTS RODNEY BARRETO TO BOARD OF DIRECTORS

Barreto Brings Decades of Public Affairs, Consulting, and Business Development Expertise to Orbsat as it

Accelerates its Transition into NextPlat, a Global E-Commerce Platform Company

AVENTURA, FL – January 11, 2022 – Orbsat Corp (NASDAQ: OSAT, OSATW) (“Orbsat” or the “Company”), a global e-commerce provider, today announced the appointment of Rodney Barreto to its Board of Directors effective January 20, 2022.

Mr. Barreto is an accomplished and recognized executive and business leader with over 35 years of experience in corporate and public affairs, real estate investment, development, and hospitality throughout South Florida. He is currently the President and CEO of the Barreto Group, a diversified business consultancy which includes Barreto Hospitality Group, an owner/operator of food and entertainment venues across South Florida. Mr. Barreto was a significant new investor in Orbsat’s recently completed $7.2 million private offering of common stock.

“I wish to welcome Rodney to our Board and thank him for his financial investment in Orbsat as we implement our transition into NextPlat, a global e-commerce platform for both tangible and digital assets. Through the deep collective expertise and personal networks of our team and Board, we are now accelerating the transformation of our business with a shared vision for the future,” said Charles M. Fernandez, Executive Chairman of Orbsat.

Rodney Barreto commented, “I am excited to join the Orbsat team as it seeks to capitalize on the tremendous value of global e-commerce. There is a clearly defined path for NextPlat and I am eager to work with Charlie and the team to execute on the many business development opportunities I see in both physical and digital assets, transactions I believe will help Orbsat realize its ambitious goals.”

Mr. Barreto’s business career spans over 35 years including his role at the Barreto Group and earlier, as the founding partner of Floridian Partners, LLC, a corporate and public affairs consulting firm recognized by policy makers as one of the top in its industry in Florida. He has chaired the Super Bowl Host Committee in 2007, 2010 and 2020, helping to raise more than $100 million dollars for the success of Miami Super Bowls. As a philanthropist and conservationist, Mr. Barreto is also a three-time appointee to the Florida Fish and Wildlife Conservation Commission where he has served for over 10 years including holding the title of Chairman eight times. He has twice chaired the Annual U.S. Conference of Mayors, was Chairman of the 1999 Breeder’s Cup Championship held in South Florida and was the Chairman of the 1999 Sister Cities International Convention in Miami. Currently, Mr. Barreto is the Membership Chairman of the Florida Council of 100, and a member of the Boards of Fairchild Tropical Botanic Garden, the Baptist Health South Florida Giving Society, the Bonefish and Tarpon Trust, the Guy Harvey Ocean Foundation, and a member of Miami Dade County Schools Superintendent Carvalho’s Business Advisory Council. Prior to his career in public affairs and real estate, Mr. Barreto was a City of Miami police officer and is a member of the Florida Highway Patrol Advisory Council.

About Orbsat Corp/NextPlat Corp.

Orbsat is transitioning into a global e-commerce platform company under the name NextPlat Corp. in order to capitalize on multiple high-growth e-commerce sectors and markets for both physical and digital assets. The Company intends to assist businesses and brands capitalize on the ability to sell their goods online, domestically, and internationally, enabling its customers and partners to optimize their e-commerce presence and revenue. Orbsat Corp. currently operates an e-commerce communications services division providing voice, data, tracking and IoT services via satellite to customers in over 165 countries.

Forward-Looking Statements

Certain statements in this release constitute forward-looking statements. These statements include the capabilities and success of the Company’s business and any of its products, services or solutions. The words “believe,” “forecast,” “project,” “intend,” “expect,” “plan,” “should,” “would,” and similar expressions and all statements, which are not historical facts, are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors, including the Company’s ability to launch additional ecommerce activities, its ability to grow and expand as intended, and the Company’s ability to raise additional capital to finance the Company’s operations, any of which could cause the Company to not achieve some or all of its goals or the Company’s previously reported actual results, performance (finance or operating) to change or differ from future results, the Company’s ability to capitalize on its partnerships as well as other similar arrangements, performance (financing and operating) or achievements, including those expressed or implied by such forward-looking statements. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (the “SEC”), copies of which may be obtained from the SEC’s website at www.sec.gov. The Company assumes no, and hereby disclaims any, obligation to update the forward-looking statements contained in this press release.

Media and Investor Contact for Orbsat Corp:

Michael Glickman

MWGCO, Inc.

917-397-2272

mike@mwgco.net